EXHIBIT 10.2

                                ESCROW AGREEMENT

         This Escrow Agreement (the "Agreement"), dated effective as of the last date set forth opposite the respective signatories hereto, is entered into by and among Medina Coffee, Inc., a Nevada corporation (the "Company"), each of the parties listed below who were subscribers to the private offering of securities of BAK International, Ltd. ("BAK"), the Company's wholly-owned subsidiary, (collectively, the "Subscribers"), Xiangqian Li, in his individual capacity ("Li"), and Securities Transfer Corporation (hereinafter referred to as "Escrow Agent").

         WHEREAS, each of the Subscribers has entered into a Subscription Agreement (the "Subscription Agreement") evidencing their participation in BAK's private offering (the "Offering") of securities. As an inducement to the Subscribers to participate in the Offering and as set forth in the Subscription Agreement, Li agreed to place the "Escrow Shares" (as hereinafter defined) into escrow for the benefit of the Subscribers in the event the Company failed to satisfy the "Performance Thresholds" (as hereinafter defined). As a result of their participation in the Offering, the Subscribers also participated in that certain stock exchange transaction (the "Exchange") with the Company pursuant to which they and all other holders of BAK capital stock, including Li, received shares of common stock of the Company in exchange for all of their holding in BAK. As a result of the Exchange, the Escrow Shares shall be shares of the common capital stock of the Company currently held by Li;

         WHEREAS, pursuant to the requirements of the Subscription Agreement, the Company, Li and the Subscribers have agreed to establish an escrow on the terms and conditions set forth in this Agreement;

         WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement; and

         WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the Subscription Agreement;

         NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

         1. Appointment of Escrow Agent. The Subscribers, Li and the Company hereby appoint Securities Transfer Corporation as Escrow Agent to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

         2. Establishment of Escrow. Upon the execution of this Agreement, Li shall deliver to the Escrow Agent a stock certificate evidencing 2,179,550 shares (the `Escrow Shares") of the Company's common capital stock along with a stock power executed in blank.

         3. Representations of Li. Li hereby represents and warrants to the Subscribers as follows:


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                  (i) The  Escrow  Shares  are  validly  issued,  fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances.

                  (ii) Performance of this Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of Li pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Li, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

         4. Disbursement of Escrow Shares. BAK advised the Subscribers that the Company, on a consolidated basis, would attain the following financial performance thresholds (the "Performance Thresholds"): $12 million of Net Income ("NI") for the fiscal year ending September 30, 2005 (the "2005 Threshold") and $27 million NI for the fiscal year ending September 30, 2006 (the "2006 Threshold"), respectively. In the event that the 2005 Threshold is not achieved based on the Company's audited financial statements for the period as filed with the U.S. Securities and Exchange Commission ("SEC"), the Subscriber's attorney-in-fact, Halter Financial Group, Inc. ("HFG"), shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver certificates evidencing, in the aggregate, 50% of the Escrow Shares to the Subscribers, on a pro rata basis, within ten (10) business days of the date the audit report for the period is filed with the SEC. The Escrow Agent need only rely on the letter of instruction from HFG in this regard. If the 2005 Threshold is achieved, Li shall provide written instruction to the Escrow Agent, which letter of instruction shall be acknowledged in writing by HFG, for the release of 50% of the Escrow Shares to Li. In the event that the 2006 Threshold is not achieved based on the Company's audited financial statements for the period as filed with the SEC, HFG shall provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver certificates evidencing, in the aggregate, the remaining 50% of the Escrow Shares to the Subscribers, on a pro rata basis, within ten (10) business days of the date the audit report for the period is filed with the SEC. The Escrow Agent need only rely on the letter of instruction from HFG in this regard. If the 2006 Threshold is achieved, Li shall provide written instruction to the Escrow Agent, which letter of instruction shall be acknowledged in writing by HFG, for the release of the remaining 50% of the Escrow Shares to Li.

         5. Duration. This Agreement shall terminate on the sooner of the distribution of all the Escrow Shares or the 10th business day following the filing of the Company's audited financial statements for fiscal 2006 with the SEC.

         6. Interpleader. Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent. If Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to


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thirty (30) days after  receipt of such letter of  direction  and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in Dallas County, Texas, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Shares.

         7. Exculpation and Indemnification of Escrow Agent.

                  (a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

                  (b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of Texas upon fiduciaries.

                  (c) Escrow Agent will be indemnified and held harmless, jointly and severally, by the Company, Li and the Subscribers from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand,


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action,  suit or  proceeding  settled  with the express  written  consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 7 shall survive the termination of this Agreement.

         8. Compensation of Escrow Agent. The Company will pay Escrow Agent an amount equal to Escrow Agent's standard fee schedule rate for all services rendered by Escrow Agent hereunder.

         9. Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

         10. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

         11. Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

         If to Escrow Agent:        Securities Transfer Corporation
                                    2591 Dallas Parkway, Suite 102
                                    Frisco, Texas 75034
                                    Attention: Kevin Halter

         If to the Company or Li:   BAK Industrial Zone
                                    Atou Village
                                    Kui Chong Town
                                    Lunggang District
                                    Shenzhen, China 518119
                                    Attention: Li Xiang Qian, President

         If to the Subscribers:     c/o Halter Financial Group, Inc.
                                    12890 Hilltop Road
                                    Argyle, Texas 76226


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or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

         12. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCEPT THAT THE PORTIONS OF THE TEXAS TRUST CODE,
SECTION 111.001, ET SEQ. OF THE TEXAS PROPERTY CODE, CONCERNING FIDUCIARY DUTIES AND LIABILITIES OF TRUSTEES SHALL NOT APPLY TO THIS AGREEMENT. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE COURTS OF DALLAS COUNTY, TEXAS, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

         15. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         16. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.





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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth opposite their respective names.

                                  Medina Coffee, Inc.


                                  By: /s/
                                     -------------------------------------------
                                  Its:
                                      ------------------------------------------
                                  Dated: January 20, 2005
                                        ----------------------------------------


                                   /s/ Xiangqian Li
                                  ----------------------------------------------
                                  Xiangqian Li

                                  Dated: January 20, 2005
                                        ----------------------------------------


                                  SECURITIES TRANSFER CORPORATION


                                  By: /s/
                                     -------------------------------------------
                                  Its:
                                      ------------------------------------------
                                  Dated: January 20, 2005
                                        ----------------------------------------


                                   SUBSCRIBERS



                                   By: /s/ Timothy P. Halter
                                      ------------------------------------------
                                      Timothy P. Halter, President
                                      Halter Financial Group, Inc., as attorney-
                                      in-fact or each of the Subscribers